UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023 (December 18, 2023)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 18, 2023, the Company held its 2023 Annual Meeting of Stockholders.

The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal 1 - Election of seven directors to serve a term ending at the 2024 annual meeting, in each case until their respective successors are duly elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Votes
Jeffrey Thramann	3,555,110	38,130	1,626,893
Brent Ness	3,573,293	19,947	1,626,893
Stephen Deitsch	3,570,811	22,429	1,626,893
Scott Breidbart	3,568,746	24,494	1,626,893
David Neal	3,554,891	38,349	1,626,893
William Wesemann	3,545,804	47,436	1,626,893
Amanda William	3,455,969	137,271	1,626,893

All seven director nominees were duly elected.

Proposal 2 - Ratification of appointment of independent registered accounting firm – Haynie & Company

Votes For	Votes Against	Abstain	Broker Non-Votes
5,055,198	150,382	14,553	0

Proposal 2 was approved.

Proposal 3 – Approval of the issuance of shares pursuant to the Company’s equity line

Votes For	Votes Against	Abstain	Broker Non-Votes
3,552,160	40,372	708	1,626,893

Proposal 3 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

December 19, 2023	By:	/s/ John Lorbiecki
Name: John Lorbiecki
Title: Chief Financial Officer

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